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                                                                   Exhibit 10.33

                                                                     LOAN NO.163


                           LOAN AND SECURITY AGREEMENT



                                     Made By

                                   SYBRA, INC.
                             a Michigan Corporation
                                  ("Borrower")


                                   in favor of


                      U.S. RESTAURANT LENDING GROUP I, L P.
                         a Delaware Limited Partnership
                                ("Secured Party")
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                           LOAN AND SECURITY AGREEMENT


         LOAN AND SECURITY AGREEMENT (this "Security Agreement"), dated as of December 22, 1999, by SYBRA, INC., a Michigan corporation (the "Borrower"), in favor of U.S. RESTAURANT LENDING GROUP I, L.P., a Delaware limited partnership (together with its successors and assigns, the "Secured Party").


                             PRELIMINARY STATEMENTS

         1. On the date hereof the Secured Party will make the loans (individually, a "Loan", and collectively, the "Loans") to the Borrower reflected in the promissory notes (individually, a "Promissory Note", and collectively, the "Promissory Notes") in the aggregate loan amount (the "Aggregate Loan Amount") of $5,500,000.00, dated the date hereof, in the form of EXHIBIT E prepared by and acceptable to Secured Party, which Promissory Notes will evidence the Borrower's obligation, INTER, ALIA (i) to repay the Loans, and
(ii) to pay interest and other amounts as set forth therein. The value of that certain Promissory Note executed by Borrower with respect to this Security Agreement is $100,000.00.

         2. It is a condition to the making of the Loan, that the Borrower shall have executed and delivered this Security Agreement whereby the Borrower, in order to provide security for the full payment when due of all amounts payable under the Promissory Note, shall pledge and grant to the Secured Party a security interest in the collateral described herein.

         NOW THEREFORE, in consideration of the foregoing and in order to induce the Secured Party to make the Loan available to the Borrower and for other good and valuable consideration, the receipt and sufficiency of which the Borrower hereby acknowledges, the Borrower and the Secured Party agree as follows:

                                    ARTICLE I
                           DEFINITIONS AND OTHER TERMS

         1.       Definitions and Other Terms.

         1. 1. DEFINED TERMS. The following terms shall have the meanings herein specified unless the context otherwise requires. All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Promissory Note. All terms defined in the singular will have the same meaning when used in the plural and vice versa.

                  "ACCOUNTS" means, "accounts", with respect to the Pledged Store, as such term is defined in the UCC.

                  "AFFILIATE" means, with respect to any designated Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include, (i) any Person who is a director or officer of the designated Person; (ii) any Person of which or whom the designated Person is a director or officer; (iii) any Person, who, directly or indirectly, is the legal or beneficial owner of or controls 10% or more of any class of equity securities of the designated Person; and (iv) any Person, who is an Affiliate, as defined in clauses (i), (ii) or (iii) of an Affiliate of the specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control


LOAN AND SECURITY AGREEMENT -- PAGE 1
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
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with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "BORROWER" means the Person or Persons (if more than one, collectively, and jointly and severally) executing this Agreement as Borrower.

                  "BUSINESS" means the Pledged Stores operated by the Borrower.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which borrowing institutions in New York, New York, are authorized or obligated by law or executive order to be closed.

                  "BUSINESS VALUATION" means the business valuation of the Pledged Store and Collateral prepared by Valuation Consultants.

                  "CHANGE IN CONTROL" means the sale, transfer or other disposition, whether voluntary or involuntary, of more than forty-nine percent (49.0%) of the outstanding voting equity interest in Borrower without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, or the merger, consolidation or combination of Borrower with any other Person where Borrower is not the surviving entity.

                  "CHATTEL PAPER" means the chattel paper, as defined under the UCC, with respect to the Pledged Store.

                  "CODE" means the Internal Revenue Code of 1986 as amended.

                  "COLLATERAL" has the meaning ascribed to such term in Section
2.

                  "CONSOLIDATED CASH FLOW" means, for any period, with respect to the Consolidated Pledged Stores, an amount equal to (a) the sum of (i) pre-tax income; (ii) interest expense; (iii) all non-cash charges, including depreciation and amortization; (iv) Rental Expense; and (v) Non-Recurring Expenses, all as recorded on the Consolidated Pledged Stores' financial statements for such period in accordance with GAAP.

                  "CONSOLIDATED FCCR" means, for any period, the ratio of (a) the Borrower's Consolidated Cash Flow for such period to (b) the sum of Fixed Charges and Rental Expense of the Borrower for the Consolidated Pledged Stores for such period.

                  "CONSOLIDATED PLEDGED STORES" means the Stores listed on
SCHEDULE 5 attached hereto.

                  "CONTRACTS" shall mean all contracts and agreements related to the Pledged Store to which the Borrower now is, or hereafter will be, bound, or a party, beneficiary or assignee (other than rights evidenced by Chattel Paper, Documents or Instruments), other than the Franchise Agreement, License or any other agreement which, by its terms, is non-assignable.

                  "CONTROL PERSONS" has the meaning ascribed to such term in
Section 3.19.


LOAN AND SECURITY AGREEMENT -- PAGE 2
SYBRA, INC./LOAN NO. 163
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                  "CORPORATE CASH FLOW" means, for any period, with respect to the Borrower, an amount equal to (a) the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash charges, including depreciation and amortization, (iv) Rental Expense, and (v) Non-Recurring Expenses, all as recorded on the Borrower's financial statement for such period in accordance with GAAP.

                  "CORPORATE FCCR" means, for any period, the ratio of (a) the Corporate Cash Flow for such period to (b) the sum of Fixed Charges and Rental Expense of the Borrower for such period.

                  "DEFAULT" means any event or condition which, with the giving of any applicable notice or lapse of time or both, would become an Event of Default.

                  "DEFAULT RATE" has the meaning ascribed to such term in the Promissory Note.

                  "DEPOSIT ACCOUNTS" means the deposit accounts of Borrower set forth on SCHEDULE 4 hereto.

                  "DISTRIBUTIONS" means all distributions and other payments by Borrower to any Person on account of such Person's equity ownership in Borrower, but shall not include stock dividends or reimbursement for insurance policies expressly required to be maintained pursuant to Section 3.17 hereof.

                  "DOCUMENT" means the documents, as defined under the UCC, with respect to the Pledged Store.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 as amended.

                  "EQUIPMENT" means any "equipment", as such term is defined in the UCC, used or bought for use primarily in the Pledged Store and not included within Inventory, now or hereafter owned by the Borrower and, in any event, shall include, but shall not be limited to, all appliances, machinery, tools, office equipment, furniture, appliances, store fixtures, food service equipment, coolers, furnishings, fixtures, petroleum storage tanks and pumps, and any manuals, instructions and similar items which relate to the foregoing, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "EVENT OF DEFAULT" has the meaning ascribed to such term in
Section 7.

                  "FINANCING STATEMENTS" means the UCC financing statements, substantially in the form of EXHIBIT D hereto, prepared by Secured Party, and delivered to Borrower and which Borrower must execute and deliver to Secured Party as a condition under the Loan Documents.

                  "FIXED CHARGES" means, with respect to any Person, for any period, without duplication, the aggregate amount of all scheduled or required (accrued or otherwise) payments of Indebtedness by such Person during such period, as determined in accordance with GAAP.

                  "FRANCHISE AGREEMENT" means, with respect to the Pledged Store, the franchise agreement between Franchisor, as franchisor, and Borrower, as franchisee.

                  "FRANCHISOR" means the franchisor identified as such on
SCHEDULE 1.


LOAN AND SECURITY AGREEMENT -- PAGE 3
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
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                  "FUNDING DATE" means the date the Loan is actually closed and funds are wired.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "GENERAL INTANGIBLES" shall mean "general intangibles" as such item is defined in the UCC, with respect to the Pledged Store, and shall include, but not be limited to, writings, memoranda, confirmations, passbooks, signature cards, acknowledgments, understandings, Contract rights, leases, permits, filings, consents, and approvals, and all puts, calls, options, and all security interests, methods, and information (including proprietary information, director and shareholder, sales, business, financial, accounting, forecasts, projections, media, and other information), know-how, programs, plans, data, blueprints, designs, drawings, surveys, notices, and goodwill, and all recordings and registrations thereof, applications for recording or registration, renewals, modifications, supplements, reissues, continuations, extensions, divisions thereof and rights corresponding thereto, and all manuals, standards, practices, mail, advertisements, files, reports, books, catalogs, records, journals, invoices, and bills, and all rights (including voting rights, rights to receive notice or to consent, rights to payment, interest, dividends, distributions or earnings, rights to sue and enforce), powers (including powers of attorney), privileges, benefits, and remedies relating thereto or arising in connection therewith.

                  "GOODS" means the goods, as defined under the UCC, with respect to the Pledged Store, and shall include (i) all Inventory, and (ii) all Equipment.

                  "GUARANTOR" has the meaning assigned to such term in the Promissory Note.

                  "INDEBTEDNESS" means, with respect to any Person, (i) all obligations of such Person for borrowed money, including the Promissory Note,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, (iv) all capitalized lease obligations of such Person, (v) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person, (vi) all indebtedness of others to the extent guaranteed by such Person, and (vii) reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety and other bonds and similar instruments.

                  "INSTRUMENT" means the instruments, as defined under the UCC, with respect to the Pledged Store (other than Instruments constituting Chattel Paper).

                  "INVENTORY" means the inventory of the Borrower as such term is defined in the UCC, with respect to the Pledged Store, now owned or hereafter acquired and wherever located, whether raw, in process or furnished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in the Pledged Store, now owned or hereafter acquired or manufactured by the Borrower and held for sale in the ordinary course of its business, all present and future substitutions thereof, parts and accessories thereof and all additions thereto, and all Proceeds thereof and products of such inventory in any form whatsoever.

                  "LEASE OBLIGATIONS" means with respect to any Person, any obligations of such Person in connection with any leases for personal property (including Equipment) or real property, to the extent such obligations are not included in Indebtedness.


LOAN AND SECURITY AGREEMENT -- PAGE 4
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
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                  "LICENSE" means, with respect to the Pledged Store, the
license to use the Trademark of Franchisor under the Franchise Agreement.

                  "LIEN" means any deed, mortgage, pledge, security interest, hypothecation, collateral assignment, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC).

                  "LOAN" has the meaning ascribed to such term in the preliminary statements of this Security Agreement.

                  "LOAN AMOUNT" shall have the meaning ascribed to such term in the Promissory Note.

                  "LOAN DOCUMENTS" means the Promissory Note, this Security Agreement and any commitment letter, guarantee, mortgage, assignment of lease, deed of trust, environmental indemnity affidavit, assignment or other instrument, agreement, certificate or other writing, now or hereafter executed and delivered in connection with the Promissory Note or the Obligations.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of this Security Agreement or any of the other Loan Documents or the rights or remedies of the Secured Party hereunder or thereunder; or (c) the ability of any Person to perform its Obligations with or in respect of any Loan Documents.

                  "NON-RECURRING EXPENSES" [and "NON-RECURRING INCOME"] mean expenses or income, as the case may be, that are extraordinary and generally not reflected in any prior period or reasonably anticipated to be incurred in any subsequent period.

                  "OBLIGATIONS" means each and every obligation, covenant, agreement, Indebtedness and liability of the Borrower to the Secured Party with respect to the Pledged Store or Other Pledged Stores evidenced by, arising under or in connection with the Promissory Note (including, without limitation, indebtedness, obligations and liabilities in respect of principal, interest and the Prepayment Amount for the Loan), this Security Agreement, or any other Loan Document, and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, including the Borrower's obligations to pay (or reimburse the Secured Party for) all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Secured Party in obtaining, maintaining, protecting and preserving its interest in the Collateral or its security interest therein, foreclosing, retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or in exercising its rights hereunder or as a secured party under the UCC, any other applicable law, regulation or rule or this Security Agreement.

                  "OTHER PLEDGED STORES" means the Arby's restaurants operated by Borrower as identified on SCHEDULE 5 hereto.


LOAN AND SECURITY AGREEMENT -- PAGE 5
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
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                  "PERMITTED LIENS" means (i) any and all of the Liens set forth on EXHIBIT C attached hereto; (ii) Liens arising as a matter of law to secure payment of taxes, assessments or charges owing to any governmental authority but which are not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;
(iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate do not or are not reasonably likely to have a material adverse effect on the conduct of the Borrower's business or on the use of such real property or on the value to or marketability by the Borrower of its interest in such real property; (vi) Liens arising under the Loan Documents in favor of the Secured Party; (vii) Liens incurred in connection with the purchase or acquisition of equipment or fixed assets, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall extend only to the equipment or assets so purchased or acquired and shall secure only up to 100% of the deferred purchase or acquisition price thereof, and (viii) extensions, renewals or replacements or any Lien referred to in clauses (i) through (vii) above.

                  "PERSON" means any individual, corporation, limited liability company, partnership, unincorporated association, firm, trust, joint stock company, joint venture, government or agency thereof or other entity of whatever nature.

                  "PLEDGED STORE" means the Store listed on SCHEDULE 1, attached hereto.

                  "PLEDGED STORE CASH FLOW" means, for any period, with respect to the Pledged Store, an amount equal to (a) the sum of (i) pre-tax income, (ii) interest expense, (iii) all non-cash charges, including depreciation and amortization, (iv) Rental Expense, and (v) Non-Recurring Expenses.

                  "PREPAYMENT AMOUNT" shall have the meaning ascribed to such term in the Promissory Note.

                  "PROCEEDS" shall mean "proceeds" as such term is defined in the UCC or under other relevant law with respect to the Pledged Store and shall include, but shall not be limited to, (a) any and all proceeds of any insurance (insuring the Collateral or otherwise required to be maintained hereunder, including return of unearned premium), indemnity, warranty or guaranty payable to the Secured Party or Borrower from time to time, and claims for insurance, indemnity, warranty or guaranty effected or held for the benefit of the Borrower, with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (c) any and all interest, income, dividends, distributions and earnings on the Collateral or other monies, revenues or other amounts derived


LOAN AND SECURITY AGREEMENT -- PAGE 6
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
from the Collateral, including any such amounts received in connection with any disposition of the Franchise Agreement.

                  "PROMISSORY NOTE" has the meaning ascribed to such term in the preliminary statements to this Security Agreement.

                  "PROPERTY" means the real property on which the Pledged Store is located, as more specifically described on SCHEDULE 1 attached hereto.

                  "RENTAL EXPENSE" means, with respect to any Person, for any period, the aggregate of all amounts paid or accrued with respect to leases (including building and ground operating lease expense), plus percent rent, plus capitalized building lease expense (net of principal and interest), minus rent on regional and corporate offices.

                  "REQUIRED CORPORATE FCCR" has the meaning ascribed to such term in Section 3.14.

                  "SCHEDULED MONTHLY LOAN PAYMENT" shall have the meaning ascribed to such term in the Promissory Note.

                  "SECURITIZATION" means the sale, pledge, grant of a security interest, collateral assignment, transfer and delivery or other encumbrance or disposition of the Loan (or the Secured Party's rights and powers therein) by the Secured Party, from time to time, to one or more of its Affiliates or to other Persons, including, without limitation, the sale of the Loan by the Secured Party to one or more Persons who will issue debt instruments or equity certificates backed by such Loan and the servicing of such Loan by the Person appointed as Servicer in connection therewith.

                  "SERVICER" shall mean the Person designated by the Secured Party from time to time to service the Loan.

                  "STATE" shall have the meaning ascribed to such term in the Promissory Note.

                  "STORE" means a business/commercial property owned and/or operated by the Borrower and includes all aspects of the operating unit.

                  "UCC" means the Uniform Commercial Code of the State and the state where the Pledged Store is located, if different and as applicable.

                  "UCC SEARCH" means the security interest, tax lien, suit and judgment search of the Borrower conducted in the locations set forth on SCHEDULE 2 hereto.

                  "UNIT FCCR" means, with respect to the Pledged Store and Other Pledged Stores, for any period, the ratio of (x) such Pledged Store's or Other Pledged Stores' Pledged Store Cash Flow for such period to (y) the sum of Fixed Charges and Rental Expense for such Pledged Store or Other Pledged Store for such period. In determining Unit FCCR, Indebtedness shall include only the indebtedness of the Borrower to the Secured Party, and any Indebtedness secured by Permitted Liens with respect to the Pledged Store or Other Pledged Stores.


LOAN AND SECURITY AGREEMENT -- PAGE 7
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

                  "VALUATION CONSULTANTS" shall mean Deloitte & Touche LLP, or such other consultants selected by the Secured Party to prepare a Business Valuation.

         1.2. CERTAIN CALCULATIONS. For the purposes of calculating the Borrower's Cash Flow, Non-Recurring Expenses, Non-Recurring Income and Indebtedness, the term "financial statement" shall mean the consolidated financial statement of the Borrower prepared in accordance with GAAP.

         1.3.     RULES OF CONSTRUCTION. When used in this Security Agreement:
(a) "or" is not exclusive; (b) a reference to a law includes any amendment or modification of such law; (c) a reference to a Person includes its permitted successors and permitted assigns; and (d) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms.

                                   ARTICLE II
                               SECURITY INTERESTS

         2.       SECURITY INTERESTS.

         2.1. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due of all of the Obligations, the Borrower hereby pledges and grants to the Secured Party, a continuing security interest in, and Lien on, all of the Borrower's right, title and interest in and to the following (collectively, the "COLLATERAL"): all Accounts, Goods, Documents, Chattel Paper, Deposit Accounts, Inventory, Equipment, Contracts, General Intangibles (other than the Franchise Agreement and Licenses), certificates of title, fixtures, credits, claims, demands, assets and other personal property of Borrower, whether now owned, existing, hereafter acquired, held, used, or sold to the extent that any such items are located at, or used solely in the ownership or operation of, the Pledged Store, and any other property, rights and interests of the Borrower which at any time relate to, arise out of or in connection with the foregoing or which shall come into the possession or custody or under the control of the Secured Party or any of its agents, representatives, associates or correspondents, in connection with the foregoing, any and all additions and accessions, replacements, substitutions, and improvements, of or to all the foregoing and all products, rents, profits, offspring, and Proceeds thereof subject to restrictions or limitations on pledge or assignment of such Collateral contained in any existing Property lease that have not been waived, subordinated or released by the landlord of such lease pursuant to an estoppel or other similar agreement. Without limiting the generality of the foregoing, this Agreement also secures the payment of all amounts which constitute part of the Obligations and would be owed by the Borrower to the Secured Party but for the fact they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

         2.2. SECURITY INTEREST ABSOLUTE. All rights of the Secured Party and the security interests hereunder shall be absolute and unconditional irrespective of:

                  (a) any change in the time, manner, amount or place of payment of or in any other term of all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Promissory Note or any other Loan Document;


LOAN AND SECURITY AGREEMENT -- PAGE 8
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

                  (b) any exchange, release or non-perfection of all or any part of the Collateral or any other collateral, or any release from, amendment to, waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

                  (c) to the fullest extent permitted by law, any other circumstances which might otherwise constitute a defense available to, or a discharge of the Borrower or a third party pledgor.

                                   ARTICLE III
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower hereby represents, warrants and covenants that:

         3.1. ORGANIZATION. The Borrower is and will continue to be duly formed, validly existing and in good standing under the laws of the state of its organization set forth on SCHEDULE 1 and is duly authorized to do business in, and is in good standing in each jurisdiction where the Business or the Property is located and where such organization, qualification or standing is necessary, required or proper in connection with the Borrower's ownership or use of the Collateral or the Property or the conduct of the Business. There is no state or jurisdiction, other than its state of organization , and, if different, the State, where such organization, qualification or standing is necessary, required or proper in connection with Borrower's ownership or use of the Collateral or the Pledged Store or the conduct of its Business.

         3.2. POWER AND AUTHORITY. The Borrower has and will continue to maintain all requisite power, authority and the legal right and all necessary permits, consents, licenses and authorizations (a) to own the Collateral, (b) to conduct the Business and (c) to execute, deliver and perform its obligations under this Security Agreement, the Promissory Note and the other Loan Documents, except, in each case, where the failure to maintain such permits, consents, licenses and authorizations would not result in a Material Adverse Effect. To the extent that any Affiliate owns any Collateral, conducts any part of the Business or has executed any of the Loan Documents, such Affiliate has and will continue to maintain all requisite power, authority and the legal right and all necessary permits, consents, licenses and authorizations (a) to own the Collateral, (b) to conduct the Business and (c) to execute, deliver and perform its obligations under this Security Agreement, the Promissory Note and the other Loan Documents, except, in each case, where the failure to maintain such permits, consents, licenses and authorizations would not result in a Material Adverse Effect.

         3.3 EXECUTION AND DELIVERY; ENFORCEABILITY. Upon execution, this Security Agreement, the Promissory Note and the other Loan Documents will be duly executed and delivered by the Borrower. Upon execution, each of this Security Agreement, the Promissory Note and the other Loan Documents will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and general principles of equity. To the extent that any Affiliate executes any of the Loan Documents, such Loan Documents will be duly executed and delivered by the Affiliate. Upon execution, each Loan Document executed by the Affiliate will constitute a legal, valid and binding obligation of the Affiliate, enforceable against the Affiliate, in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and general principles of equity.


LOAN AND SECURITY AGREEMENT -- PAGE 9
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

         3.4.     NAME: CHIEF EXECUTIVE OFFICE: LOCATION.

                  (a) The Borrower's legal name, federal taxpayer identification number, and mailing address are accurately set forth on SCHEDULE 1. As of the Funding Date, the Borrower has not, merged, consolidated, acquired all or substantially all of the assets of any other Person or, except as disclosed on
SCHEDULE 1, used any other name (whether in connection with the Business, Property or the Collateral or for business, obtaining credit or financing or otherwise) in the last five (5) years.

                  (b) As of the Funding Date, the Borrower's principal place of business, chief executive office (and, if the Borrower is an individual, residence) is accurately set forth on SCHEDULE 1.

                  (c) As of the Funding Date, the Borrower operates the Pledged Store from the Property at the address and in the county and state set forth in
SCHEDULE 1. SCHEDULE 1 correctly discloses that the Borrower either (i) is sole record owner of the fee estate in the Property or (ii) leases (or subleases) the Property and the record owner of the Property is the person or entity disclosed on SCHEDULE 1. All personal property of the Borrower owned, acquired, held, used, sold or consumed in the Pledged Store, including Goods, Inventory, Equipment, General Intangibles, Contracts, Chattel Paper, Instruments, Documents, certificates of title, fixtures, and all writings relating thereto and records thereof, books of record or account are located at and conducted out of such Property or at its chief executive office.

                  (d) The Borrower will neither change its name, federal taxpayer identification number, or its chief executive office nor the location of the Pledged Store or the Collateral), without in each instance providing the Secured Party with not less than thirty (30) days' prior written notice of the proposed action and specifying within such notice and with reasonable clarity and particularity the timing and nature of such proposed action. Additionally, the Borrower shall provide such other information in connection with the proposed action as the Secured Party may reasonably request and shall have taken all action, reasonably satisfactory to the Secured Party, to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

         3.5. NO CONFLICT. The Borrower's execution, delivery and consummation of the transactions contemplated by this Security Agreement, the Promissory Note and other Loan Documents do not and will not (with the passage of time or otherwise) (i) conflict with, violate or constitute a default under any law, rule, regulation, order, decree, contract, agreement (including the Franchise Agreement, if applicable), note, mortgage, bond, indenture, lease, license, or obligation of or applicable to the Borrower, or the Collateral or
(ii) grant, create or result in any Lien in favor of any person (other than the Secured Party) in the Collateral. No Event of Default has occurred and is continuing.

         3.6. NO CONSENT REQUIRED. Except for the filing of the Financing Statements in the locations set forth on SCHEDULE 2 hereto and as otherwise set forth therein (and, if applicable, the recording of the mortgage or deed of trust included in the Loan Documents), no consent of any other Person and no authorization, approval or other action by and no notice to or filing with, any court, government, agency or regulatory authority is required (i) for the grant by the Borrower of the pledge and security interest granted hereby or for the execution, delivery or performance of this Security Agreement, the Promissory Note and other Loan Documents or (ii) for validity, perfection or maintenance of the pledge, lien and security interest created hereby.


LOAN AND SECURITY AGREEMENT -- PAGE 10
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

         3.7.     TITLE TO THE COLLATERAL. The Borrower has and, subject to
Section 4, will maintain good and marketable title to the Collateral, free of all Liens (other than Permitted Liens and the security interest granted to the Secured Party hereunder) and such Collateral is sufficient to enable the Pledged Store to be operated at the Property in accordance with the Franchise Agreement.

         3.8. OWNERSHIP; NO LIENS. The Borrower has, and will continue to have good and marketable title to each item of Collateral, free and clear of all Liens, other than Permitted Liens, and except as shown on the UCC List attached hereto as SCHEDULE 3, as of the Funding Date there is no Lien (including any federal or state tax lien), suit (including any action, proceeding, or other litigation pending, or to the Borrower's knowledge, threatened) or judgment (including any award, injunction, order) filed with, registered, indexed or recorded in any public office, court, arbitration panel, administrative agency or regulatory authority (or intended so to be), directly or indirectly, identifying or encumbering or covering or involving the Collateral or which could have a material adverse effect on the Borrower, the Pledged Store or the Borrower's ability to perform its Obligations. All Liens listed on SCHEDULE 3 shall be removed upon funding of the Loan unless such lien is specifically identified as a Permitted Lien. Other than the security interest granted to the Secured Party hereunder and the Permitted Liens, and except as provided in
Section 4 hereof the Borrower has not and, without the prior written consent of the Secured Party, will not enter into any agreement or understanding or take, permit or suffer to exist any action (including the filing of a financing statement, agreement, pledge, mortgage, notice or registration) or event (whether by operation of law or otherwise) for the purpose of or that may have the effect of directly or indirectly, (i) granting a Lien on (including any state of federal tax lien), pledging, transferring, assigning, selling, disposing of or encumbering any Collateral including any interest therein or rights pertaining thereto or involving the Pledged Store, or (ii) changing, modifying, supplementing, or increasing the amount of credit, loans, Indebtedness or value secured by the Permitted Liens, if any, or the amount, property or assets encumbered thereby.

         3.9. MAINTENANCE OF COLLATERAL AND BUSINESS. The Equipment and Inventory are located at the Pledged Store. At the Borrower's sole cost and expense, the Borrower shall continue to (i) keep, use, operate and maintain the Collateral, the Pledged Store, the Business and the Property in accordance with the Franchise Agreement and/or License and applicable laws, rules, and regulations in all material respects, (ii) operate the Pledged Store at the Property and in accordance with the Franchise Agreement (if applicable) and customary, prudent business practices, and at all times fully comply with terms and provisions of the Franchise Agreement (if applicable) in all material respects, (iii) fully comply with all current and future laws and regulations concerning the storage and sale of petroleum products, if applicable, in all material respects and (iv) not do or acquiesce in any act whereby the value of the Collateral, the Property or the Pledged Store or any part or interest therein may be lessened in any material respect. The Borrower shall notify the Secured Party promptly of any actual or threatened destruction or material damage or impairment of the Pledged Store, the Collateral or the Property or if Borrower receives a notice of violation from any governmental entity or agency. Notwithstanding the foregoing to the contrary, Borrower may, without Secured Party's prior consent but with prior written notice to Secured Party, cease business operations at the Pledged Store on a temporary basis in order to remodel the Pledged Store or otherwise comply with the requirements of the Franchise Agreement or applicable law. In addition, Borrower may, with Secured Party's prior written consent, which shall not be unreasonably withheld or delayed, substitute a restaurant of approximately equal value for the Pledged Store, in which event Secured Party shall release the Lien against the Pledged Store. For purposes hereof, a restaurant (the "SUBSTITUTE STORE") shall not be considered to be of equal value to the Pledged Store to be replaced (the "REPLACED STORE"), unless (i) the Substitute Store is subject to a Franchise Agreement, (ii) the lease agreement for the Substitute Store is of equivalent duration and rental rate to the Replaced Store, (iii) Borrower shall have obtained landlord estoppels and such security documents pledging the Substitute Store (including leasehold mortgages and financing statements) in form reasonably


LOAN AND SECURITY AGREEMENT -- PAGE 11
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
satisfactory to Secured Party, (iv) neither Secured Party nor its Affiliates may operate any business at the Replaced Store after the date the Lien with respect to such Replaced Store is released, (v) the Loan with respect to the Replaced Store shall not exceed seventy percent (70.0%) of the value of such Substitute Store, based on a current appraisal performed by such appraisal firm regularly employed by Secured Party, (vi) the Substitute Store had Unit FCCR for the twelve (12) month period preceding the date of substitution of at least 1.25 to 1.00, and (vii) the Replaced Store had Unit FCCR for the twelve (12) month period preceding the date of substitution of less than 1.25 to 1.00. Borrower shall pay all appraisal, legal and other reasonable expenses incurred by Secured Party hereunder.

         3.10. PERFECTED SECURITY INTEREST. This Security Agreement and the grant and transfer of the Collateral hereunder creates a valid and enforceable security interest in the Collateral. Upon filing of the Financing Statements in the locations set forth on SCHEDULE 2 hereto, such security interest will be perfected and subject to no prior or equal security interest other than and only to the extent of the Permitted Liens. The execution and filing of the Financing Statements has been duly authorized by all appropriate action on the part of the Borrower (and any other Person named as debtor therein) and the Borrower (and any other Person named as debtor therein) has duly executed the Financing Statements.

         3.11. NO VIOLATION; INDEMNITY. The Borrower has not and shall not acquire, obtain, make, manufacture, produce, operate, hold, possess, maintain, use, sell, transfer, grant, pledge, or dispose of (for purposes of this Section 3.11, collectively "the Borrower's use") any of its Business, (including any proceeds of the Loan, the Collateral and the Property) in violation of any statute, law, rule, ordinance, regulation, policy, procedure, injunction, award, decree, judgment, contract, agreement (including the Franchise Agreement, if applicable), understanding, or right or interest of any other Person (for purposes of this Section 3.11, each such event a "violation"), and to the Borrower's knowledge no such violation has been made by any other Person and no basis for a claim of any such violation exists.

         3.12.    FRANCHISE AGREEMENT.

                  (a) The Borrower, if a franchisee or franchisor under a Franchise Agreement, is and will continue to be in good standing under such Franchise Agreement in all material respects. The termination date of such Franchise Agreement is scheduled to occur after the maturity date of the Promissory Note. The Borrower, if a franchisee or franchisor under a Franchise Agreement, has not breached and is not in default under the Franchise Agreement in any material respect; the Borrower shall not terminate, fail to renew, breach or be in default under the Franchise Agreement in any material respect; and the Borrower has no knowledge of any claim of (or basis for any claim of) any such termination, non-renewal, material breach or default. The Borrower agrees to fully comply, at the Borrower's own cost and expense, with the terms of the License and the Franchise Agreement (including any renewal option) in all material respects and to promptly notify the Secured Party of any material adverse development with regard to the Franchise Agreement or the License, including any claim of a material breach of or default under, or threat of non-renewal or termination of or litigation involving the Franchise Agreement or the License.

                  (b) Borrower agrees that until such time as Borrower's Obligations under the Loan Documents (including the Promissory Note) have been fully satisfied, if, whether because of a change in the Franchise Agreement, applicable law or otherwise, Borrower is able to grant a security interest in the Franchise Agreement to the Secured Party to secure its Obligations without Franchisor's consent and without breaching or defaulting under the Franchise Agreement, Borrower agrees to promptly grant such security interest in favor of the Secured Party and to obtain, procure, execute and deliver, file and affix such further agreements (including modification of the Security Agreement), assignments, instruments, documents, notices, statements, writings (including financing statements), powers (including


LOAN AND SECURITY AGREEMENT -- PAGE 12
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements on Form UCC-1) as Secured Party may reasonably request, from time to time, in its discretion, in connection with such security interest and the perfection thereof. Without limiting the foregoing, Borrower authorizes Secured Party to the extent permitted by law to execute and file, or file without Borrower's signature, any and all financing statements, amendments thereto and continuations thereof as Secured Party deems necessary or appropriate in connection therewith.

                  (c) Until such time as the Obligations of Borrower under the Loan Documents (including the Promissory Note) have been fully satisfied, Borrower agrees to make one or more timely elections to renew the term of the Franchise Agreement in accordance with the terms of the Franchise Agreement for a period which extends beyond the Maturity Date (as defined in the Promissory
Note) of the Loan and shall use its reasonable best efforts to satisfy any and all conditions to any such renewal, and to obtain, procure, execute and deliver, file and affix such further agreement, instruments, documents, notices, statements, writings, powers and information, and to do or cause to be done all such further acts and things as Secured Party may reasonably request, from time to time, in its discretion, in connection with Borrower's Obligations set forth herein.

         3.13. OPERATING EXPERIENCE. The Borrower has had at least three (3) years' experience operating a business or businesses similar to the Business of the Pledged Store.

         3.14. FCCR. The Borrower shall maintain a Corporate FCCR of not less than 1.10 to 1.00 to be tested annually on December 31st of each year for the fiscal year then ended (the "Required Corporate FCCR"). The Borrower or an Affiliate shall have the right to cure any breach by the Borrower of such Required Corporate FCCR within forty-five (45) days of such breach, by depositing into a segregated escrow account in Borrower's name (with contemporaneous written notice to Secured Party of the deposit account and amount escrowed): (i) if the Corporate FCCR is less than 1.00 to 1.00, an amount in cash such that the interest income thereon is sufficient in amount to cause the future Corporate FCCR to be equal to or greater than 1.10 to 1.00, or (ii) if the Corporate FCCR is equal to or greater than 1.05 to 1.00, then an amount in cash equal to the difference between the income of the Borrower assuming a Corporate FCCR of 1.05 to 1.00 and the income of the Borrower assuming a Corporate FCCR of 1.10 to 1.00. In no event shall the Borrower be required to maintain funds in the escrow account in excess of the outstanding aggregate principal balance of the Loan. Borrower shall grant Secured Party a perfected first lien security interest in the escrow account to the extent allowable under Borrower's financing arrangement with Atherton, Inc., as of the date of this Security Agreement, or any refinancing thereof. Any amounts deposited into the escrow account shall be returned to Borrower, if Borrower is not in default hereunder after applicable notice and cure periods and upon compliance with the Required Corporate FCCR for two (2) consecutive fiscal quarters.

         3.15. LIMITATION ON INDEBTEDNESS, LEASE OBLIGATIONS AND DISTRIBUTIONS. The Borrower shall not, directly or indirectly, incur any Indebtedness, Lease Obligations or make or become obligated to make any Distributions if after giving effect to such incurrence or payments, the Corporate FCCR would be less than the Required Corporate FCCR. Notwithstanding the foregoing to the contrary, Borrower may at any time incur Indebtedness to an Affiliate of Borrower which is unsecured and with respect to which Secured Party and the Affiliate making such loan have entered into an agreement subordinating repayment of such loan to the Loan Amount in form reasonably acceptable to Secured Party.

         3.16. INSPECTION. The Borrower shall allow the Secured Party, its agents and representatives, from time to time, to inspect the Collateral, the Property and the Borrower's books and records pertaining thereto, to inspect the


LOAN AND SECURITY AGREEMENT -- PAGE 13
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

Business during normal business hours and unless an Event of Default has occurred and is continuing, upon reasonable prior notice and in a reasonable manner that will not unduly interfere with normal operations, and the Borrower will assist (and permit abstracts and photocopies of the Borrower's books and records to be taken and retained by) the Secured Party, its agents and representatives in making any such inspection.

         3.17. INSURANCE. At the Borrower's sole cost and expense, the Borrower shall:

                      (i) keep the Collateral (which for purposes of this Section 3.17 includes the Property) insured against loss or damage by fire, theft, collision and other hazards (including flood, if no certification or other evidence satisfactory to the Secured Party is delivered to the Secured Party to the effect that the Property is not located within a federally designated special flood hazard area) and otherwise as may be required by the Secured Party and shall maintain: (A) comprehensive general public liability insurance covering all claims for bodily injury, death and property damage occurring on, in or about the Property or in connection with the Business, with a combined single limit of not less than $1,000,000.00 per occurrence; (B) maintain business interruption insurance covering at least six (6) months of operating costs and expenses, including finance costs for the Obligations; (C) "all risk" extended coverage property insurance against loss or damage to the tangible Collateral from fire, theft or any other cause, for one hundred percent (100%) of the full replacement value with a deductible not exceeding $50,000 per occurrence; (D) federal flood hazard insurance in the maximum amount obtainable to the extent any of the Collateral is located in a federally designated flood hazard area; (E) builder's risk insurance covering the Pledged Store during construction, restoration or renovation; (F) workers' compensation insurance covering all of the Borrower's employees at the Pledged Store; and (G) maintain such other or additional insurance as may be required from time to time by Secured Party against the same or similar risks;

                      (ii) cause all insurance policies required hereunder to be issued by financially sound and responsible insurance carriers authorized to do business in the jurisdiction where the Property is located with a General Policy Rating "A-8" or better as published in BEST'S KEY RATING GUIDE. Copies of all insurance policies required to be maintained under this Security Agreement shall be delivered to the Secured Party or its assigns prior to the execution and delivery of this Security Agreement, together with evidence that premiums have been paid in advance in full. Evidence of renewal or any modification to any policy shall be delivered to Secured Party or its designees or assigns, including the Servicer, not less than ten (10) days prior to the expiration date, or modification, as applicable of such policy;

                      (iii) cause all policies to contain an endorsement or agreement by the insurer that any loss will be paid to the Secured Party or its designees or assigns in accordance with its interests and the terms of the policy, notwithstanding any act or negligence of the Borrower or the Borrower's agents or representatives that might otherwise result in denial or forfeiture of coverage, and use reasonable efforts to obtain an agreement by the insurer waiving all rights of recovery, setoff or counterclaim against the Secured Party by way of subrogation or otherwise. Liability policies shall designate the Secured Party or its designees and their respective successors and assigns as additional named insureds. All other policies shall designate the Secured Party or its designee and their respective successors and assigns as loss payees with respect to the Collateral and all business interruption coverage, and shall contain a standard noncontributory form of first mortgagee endorsement, entitling the Secured Party to collect all proceeds, together with a standard waiver of subrogation endorsement if available as above provided. All policies shall provide for at least ten (10) days prior written notice to the Secured Party and its designees or assigns of cancellation, non-renewal or modification (including any reduction in the scope or limits of coverage or any increase in deductible amounts). If any insurance coverage required to be maintained by Borrower pursuant to this Security Agreement shall expire or lapse


LOAN AND SECURITY AGREEMENT -- PAGE 14
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
for any reason, the Secured Party shall have the right in its sole discretion (but not the obligation), after notice of any impending lapse, cancellation or non-renewal of coverage, to obtain replacement coverage in some or all of the amounts and against any and all of the risk as required under this Security Agreement. All costs and expenses incurred by the Secured Party in doing so shall be paid or reimbursed by the Borrower immediately, together with interest at the Default Rate, and until repaid shall constitute part of the Obligations secured by the Collateral;

                      (iv) timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect;

                      (v) promptly deliver the insurance policies, certificates (and renewals) thereof or other evidence of compliance herewith to the Secured Party; and

                      (vi) promptly notify the Secured Party of any loss covered by such insurance policies and allow the Secured Party to join the Borrower in adjusting any loss in excess of eighty percent (80.0%) of the Loan Amount.

         3.18. LOAN PROCEEDS. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. The Borrower intends to and agrees to use the proceeds of the Loan solely for the lawful, proper business or commercial purpose(s) set forth in its application for the Loan and Secured Party's commitment letter.

         3.19.    CAPITALIZATION; SOLVENCY.

                  (a) All of the issued and outstanding capital stock, partnership or membership interests of Borrower are directly and beneficially owned and held by the Persons identified on the SCHEDULE 1 ("Control Persons") and all of such capital stock, partnership or membership interests have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind.

                  (b) The Borrower is solvent and, after giving effect to the Obligations, will continue to be solvent. The Borrower's financial statements fairly present the financial position of Borrower and the results of operations as of the dates and for the periods set forth therein. The Borrower has no material obligations or liabilities (direct, indirect, contingent or liquidated), or liabilities for taxes required to be reflected therein that are not reflected.

         3.20. REPORTING REQUIREMENTS. The Borrower agrees to provide to the Secured Party within forty-five (45) days after the end of each fiscal quarter during the term of this Security Agreement, a compliance certificate (in the form attached hereto as EXHIBIT A) executed by Borrower, and at the end of the fourth fiscal quarter for the prior year, a calculation of Corporate FCCR (the form calculation is attached hereto as EXHIBIT B). The Borrower further agrees to provide to the Secured Party: (i) within forty-five (45) days after the end of each fiscal quarter and within one hundred twenty (120) days after the end of each fiscal year, consolidated Borrower internally generated financial statements covering the corresponding period then ended including a balance sheet, income and expense, cash flow and operating statements for such period and containing comparative data from prior periods and individual Pledged Store internally generated income and expense, or operating statements for such period; and (ii) such other information reasonably requested by the Secured Party and reasonably available to the Borrower. The financial statements furnished to the Secured Party in connection with the Borrower's application for the Loan and hereunder shall be certified by the Borrower to fairly present the financial condition of the Borrower and the results of operations and shall


LOAN AND SECURITY AGREEMENT -- PAGE
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
reflect all Indebtedness and Lease Obligations of the Person covered thereby and shall be sufficiently detailed to allow the Secured Party to calculate the Unit FCCR of the Pledged Store (where required herein), the Consolidated FCCR (where required herein) and the Corporate FCCR. Such financial statements shall be prepared in accordance with GAAP or such other accounting principles customarily used in the industry and reasonably acceptable to Secured Party.

         3.21. ACCURACY OF INFORMATION. All information, reports, statements and financial and other data furnished (or hereafter furnished) by the Borrower to the Secured Party, its agents or representatives hereunder or in connection with the Borrower's application for the Loan and the Obligations, are (and shall be on the date so furnished) true, complete and correct in all material respects. All financial projections that have been or are hereafter prepared by or on behalf of Borrower, its Affiliates or their respective agents or representatives have been and shall be prepared in good faith and based upon reasonable assumptions. Borrower hereby authorizes Secured Party to request credit bureau reports while any of the Obligations are outstanding.

         3.22. FULL DISCLOSURE. Neither this Security Agreement nor any instrument, document, certificate, schedule or statement delivered herewith or heretofore by Borrower to Secured Party contains any material untrue statement made by Borrower of a fact or omits to state any fact necessary to keep such statements, in light of the circumstances in which they were made, from being materially misleading.

         3.23. EMPLOYEE BENEFIT PLANS. (a) Except as set forth in SCHEDULE 3.23, neither the Borrower nor any ERISA Affiliate (as hereinafter defined) is currently obligated to contribute to an employee benefit plan subject to ERISA (an "ERISA Plan"). Within the five (5) year period ending on the date hereof no ERISA Affiliate has incurred any material liability to the U.S. Pension Benefit Guaranty Corporation (the "PBGC"), the U. S. Internal Revenue Service (the "IRS") or an ERISA Plan on account of any failure to meet the contribution requirements or minimum funding standards of or prohibited transactions with respect to, any ERISA Plan, the administration or termination of any single employer pension plan which is an ERISA Plan, or any partial or complete withdrawal from or the insolvency, reorganization or termination of a multi-employer plan which is an ERISA Plan, and no event has occurred and no condition exists which presents a material risk that the Borrower will incur liabilities on account of the foregoing circumstances which are material in aggregate. As used in this Agreement, the term "ERISA Affiliate" means the Borrower and any other trade or business, whether or not incorporated which is subject to ERISA and which is from time to time a member of a controlled group or a group under common control with the Borrower (within the meaning of Section 414(b) or Section 414(c) of the Code or Section 4001(b) (1) of ERISA); and other terms used in this Section 3.23 shall have the meanings assigned thereto in the applicable provisions of ERISA and the Code.

                  (b) Solely for the purposes of making the representation in the next sentence and only to the extent that the accuracy of the representation made by this sentence affects the accuracy of the representation in the next sentence, neither the Borrower nor any of its Affiliates is a "party in interest" (within the meaning of Section 3(14) of ERISA) with respect to any ERISA Plan, and none of their securities are "employer securities" (within the meaning of Section 407(d) or ERISA) with respect to any ERISA Plan. The acquisition of the Promissory Note by Secured Party or its assigns does not and will not constitute a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

         3.24. TAXES. The Borrower and each entity which might have tax liabilities for which the Borrower is liable, has filed all tax returns and paid all taxes required by law to be filed or paid, which have become due pursuant to said returns (or which to the knowledge of the Borrower are due and payable) and on all assessments received by the Borrower or such entity, as the case may be. As of the Funding Date, no extensions of the time for the assessment of


LOAN AND SECURITY AGREEMENT -- PAGE 16
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
deficiencies have been granted by the Borrower. There are no material Liens on the Collateral imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge. As of the Funding Date, the Borrower has not given or consented to any waiver of the statute of limitations with respect to its tax liabilities for any fiscal year. Adequate provision has also been made for all other taxes (whether past, current or deferred, federal, provincial, local or foreign, due or to come due) on such balance sheet, and the Borrower knows of no transaction or matter which might or could result in additional tax assessments to the Borrower in the ordinary course since the date of such balance sheet other than Permitted Liens. There are no applicable taxes, fees or other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement, and the other Loan Documents by the Borrower or the offer, issuance, sale and delivery of the Promissory Note by the Borrower. The Borrower shall pay all taxes, assessments and governmental levies and all other claims that if unpaid might result in the creation of a Lien upon the Collateral other than Permitted Liens before they become delinquent and before interest or penalties accrue.

         3.25. BENEFIT RECEIVED. Each signatory to this Security Agreement acknowledges and agrees to all of the following: (a) that it has received a direct or indirect benefit from the Loan as consideration for executing Loan Documents providing Secured Party with collateral security for such Loan; and
(b) that it is not insolvent as of the date it executed such Loan Documents and that providing such collateral security to Secured Party does not render such signatory insolvent and was not done to hinder, delay, defraud or avoid any other creditors of such signatory.

         3.26. NO FURTHER DISPOSITION OR ENCUMBRANCES. Other than with respect to the interest granted in favor of Secured Party, to the extent of the Permitted Encumbrances, if any, and except as provided for in Section 4 hereof, Borrower has not and, without the prior written consent of Secured Party (which consent shall not be unreasonably withheld or delayed in connection with encumbrances in favor of Secured Party or any of its Affiliates), will not enter into any agreement or understanding or take, permit, or suffer to exist any action (including the filing of a financing statement, agreement, pledge, mortgage, notice or registration) or event (whether by operation of law or otherwise) for the purpose of, or that may have the effect of, either directly or indirectly, granting a security interest in or lien on (including any state or federal tax lien), pledging, transferring, assigning, selling, disposing of, or encumbering any Collateral or the Franchise Agreement, any interest herein or rights pertaining thereof or involving the Pledged Store; PROVIDED, HOWEVER, that the Borrower may transfer, assign, sell or otherwise dispose of (i) Inventory and other assets in the ordinary course of business, (ii) Equipment and other assets, provided that the net Proceeds of such transfer, assignment, sale or other disposition are applied within one hundred twenty (120) days to acquire Equipment and other assets of equal or greater value, or (iii) any Collateral or the Franchise Agreement if in the case of a Substituted Store pursuant to Section 3.9 or a casualty or damage pursuant to Section 5.

         3.27. BROKERS AND FINANCIAL ADVISORS. Borrower represents and warrants to Secured Party that no brokers or finders were used in connection with the financing contemplated hereby and Borrower hereby agrees to indemnify and hold Secured Party harmless from and against any and all liabilities, costs and expenses (including attorneys' fees and court costs) suffered or incurred by Secured Party as a result of or arising out of any of the transactions contemplated hereby. The provisions of this Section shall survive the expiration and termination of this Security Agreement and the repayment of the related Indebtedness.

         3.28. LITIGATION. Except as set forth on SCHEDULE F, as of the Funding Date, there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or Business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against or affecting any transactions contemplated by this Agreement. None of


LOAN AND SECURITY AGREEMENT -- PAGE 17
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
the investigations, actions, suits, proceedings or claims identified on SCHEDULE F would, if adversely determined, have a Material Adverse Effect. There is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or Business that would, if adversely determined, have a Material Adverse Effect


         3.29. TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly: (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any Affiliate or any officer, employee, member, manager, director, or agent of any Affiliate of Borrower; or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any Affiliate or any officer, employee, member, manager, director, agent of any Affiliate of Borrower, except in the ordinary course of business and pursuant to agreements in writing on terms no less favorable to Borrower than would be available in agreements with Persons other than those referenced in (a) or (b).


                                   ARTICLE IV
             SPECIAL PROVISIONS CONCERNING INVENTORY, EQUIPMENT AND
                                  REAL PROPERTY

         4. SPECIAL PROVISIONS CONCERNING INVENTORY, EQUIPMENT AND REAL PROPERTY. The Borrower shall do nothing to impair the rights of the Secured Party in the Inventory and the Equipment and shall cause the Inventory and the Equipment to at all times be, constitute and remain personal property subject to the security interest granted to the Secured Party. Notwithstanding the preceding sentence, provided an Event of Default has not occurred and is not continuing, in the ordinary course of the Borrower's Business, (i) the Borrower may sell its Inventory, and (ii) the Borrower may, from time to time, refinance existing Indebtedness secured by Permitted Liens in accordance with the terms thereof, replace its Equipment, acquire new Equipment and accessions to its Equipment, or acquire fee interest in (or ground lease of) any Property, subject to purchase money security interests, if any; provided that if the Secured Party has a leasehold mortgage or deed of trust on any lease of such Property, such lease remains in full force and effect (or is spread to a fee mortgage on the Property or on the ground lease of the Property), subject to the Secured Party's security interest and any Person with a lien on the fee interest in (or ground lease of such Property) provides the Secured Party with a nondisturbance agreement and such other assurances as the Secured Party shall reasonably request.


                                    ARTICLE V
                     SPECIAL PROVISIONS CONCERNING PROCEEDS

         5. SPECIAL PROVISIONS CONCERNING PROCEEDS. Unless prohibited under the terms of the Property lease, if applicable, the Borrower hereby directs any and all transferors, distributors or payers (including insurance companies with whom the Borrower maintains insurance) to make payment of all Proceeds directly to the Secured Party or its designee, including the Servicer, and authorizes the Secured Party or its designee, including the Servicer, (i) to apply the same toward replacement and repair of the Collateral or (ii) in the event the damage results in fifty percent (50.0%) or more in value of the Pledged Store requiring replacement, and the Unit FCCR of the Pledged Store for the twelve (12) month period preceding such casualty was less than 1.25 to 1.00, then the Secured Party may, at its sole discretion, require the proceeds to be applied to the repayment of the Loan. In any situation where the insurance proceeds would be applied to the repayment of the Loan as described in clause
(ii) above, Borrower may, at its election, request


LOAN AND SECURITY AGREEMENT -- PAGE 18
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

Lender's consent (which consent shall not be unreasonably withheld or delayed) to the insurance proceeds being paid to Borrower, with Borrower providing a Substitute Store (as defined in Section 3.9) to replace the Pledged Store subject to the casualty. In all cases other than as set forth in clause (ii) above, the Borrower shall have the option of applying the proceeds to replacing or repairing the Collateral/Pledged Store or repaying the Loan. Notwithstanding the terms of the Property lease, if applicable, the Borrower will use its reasonable best efforts and hereby assigns the Proceeds toward replacement of the Collateral and shall keep any lease or options to extend the lease in effect until the Loan is paid. All Proceeds, whether received by the Secured Party or by the Borrower, or by any other Person will be included in the Collateral subject to the security interest granted to the Secured Party hereunder. Upon and during the continuation of an Event of Default the Borrower shall (i) identify, earmark, segregate and keep separate all Proceeds received by it, (ii) upon the Secured Party's request, promptly account to the Secured Party for all Proceeds, and (iii) hold all Proceeds received by the Borrower in trust for the benefit of the Secured Party and shall promptly (and in any event not later than the fifth day after receipt) deliver (or cause to be delivered) the same to the Secured Party and into its possession in the form received by the Borrower and at a time and in a manner satisfactory to the Secured Party.

                                   ARTICLE VI
            SPECIAL PROVISIONS CONCERNING RIGHTS AND DUTIES WHILE IN
                            POSSESSION OF COLLATERAL

         6. SPECIAL PROVISION CONCERNING RIGHTS AND DUTIES WHILE IN POSSESSION OF COLLATERAL.

         6.1. BORROWER'S POSSESSION. Upon and during the continuance of an Event of Default to the extent the same shall, from time to time, be in the Borrower's possession, the Borrower will hold all Instruments, Chattel Paper, Documents, money on hand at the Pledged Store and other writings evidencing or relating to the Collateral in trust for the Secured Party and, upon request or as otherwise provided herein, promptly deliver the same to the Secured Party in a form received and at a time and in a manner satisfactory to the Secured Party. With respect to the Collateral in the Borrower's possession, the Borrower shall at the Secured Party's request take such action as the Secured Party in its discretion deems necessary or desirable to create, perfect and protect the Secured Party's security interest in any of the Collateral.

         6.2. SECURED PARTY'S POSSESSION. With respect to all of the Collateral delivered or transferred to, or otherwise in the custody or control of (including any items in transit to or set apart for) the Secured Party or any of its agents, associates or correspondents in accordance with this Security Agreement, the Borrower agrees that upon the occurrence and during the continuation of an Event of Default, (i) such Collateral will be and be deemed to be in the sole possession of the Secured Party; (ii) subject to Section 4, the Borrower has no right to withdraw or substitute any such Collateral without the consent of the Secured Party, which consent may be withheld or delayed in the Secured Party's sole discretion; (iii) the Borrower shall not take or permit any action, or exercise any voting and other rights, powers and privileges in respect of the Collateral inconsistent with the Secured Party's sole possession thereof; and (iv) the Secured Party may in its sole discretion and without notice, without obligation or liability except to account for property actually received by it, and without affecting or discharging the Obligations, (x) further transfer and segregate the Collateral in its possession; (y) receive Proceeds and hold the same as part of the Collateral and/or apply the same as hereinafter provided; and (z) exchange any of the Collateral for other property upon reorganization, recapitalization or other readjustment. Following the occurrence and during the continuation of an Event of Default, the Secured Party is authorized (i) to exercise or cause its nominee to exercise all or any rights, powers and privileges (including to vote) on or with respect to the Collateral with the same force and effect as an absolute owner thereof; (ii) whether any of the Obligations be due, in its name or in the Borrower's name or otherwise, to demand, sue for, collect or receive any


LOAN AND SECURITY AGREEMENT -- PAGE 19
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement with respect to, any of the Collateral; and (iii) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of or release, any of the Collateral. Notwithstanding the rights accorded the Secured Party with respect to the Collateral and except to the extent provided below or required by the UCC or other applicable law (which requirement cannot be modified, waived or excused), the Secured Party's sole duty with respect to the Collateral in its possession (with respect to custody, preservation, safekeeping or otherwise) will be to deal with it in the same manner that the Secured Party deals with similar property owned and possessed by it. Without limiting the foregoing, the Secured Party, and any of its officers, directors, partners, trustees, owners, employees and agents, to the extent permitted by law (i) will not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral; and (ii) will not be liable for (or deemed to have made an election of or exercised any right or remedy on account of) any delay or failure to demand, collect or realize upon any of the Collateral. The Borrower agrees that such standard of care is reasonable and appropriate under the circumstances.

         6.3. FUNDAMENTAL CHANGES. Without Secured Party's prior written consent, which consent shall not be unreasonably withheld or delayed, Borrower will not permit a Change in Control to occur. Borrower shall pay all reasonable costs and expenses of the Secured Party incurred in connection with any proposed Change in Control including, without limitation, the reasonable underwriting costs, appraisal costs, the costs of Lien searches, recording and filing fees, document preparation and reasonable attorneys' fees and expenses. No Change in Control shall relieve Borrower or any other party liable for payment of the Obligations including, any Guarantor, from liability for payment of the Obligations. The Borrower and any such other party liable for payment of the Obligations shall continue to be jointly and severally liable with any transferee for the continued payment and performance of the Obligations.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

         7. EVENTS OF DEFAULT. The happening of any one or more of the following events shall constitute an "Event of Default" hereunder:

                  (a) the Borrower shall fail to make any payment under this Security Agreement, the Promissory Note or any Loan Document when the same becomes due and payable and such failure shall continue for five (5) Business Days after the Secured Party provides notice to the Borrower of such failure; or

                  (b) any representation, warranty or statement made by Borrower or any Guarantor (or any of their respective officers) in any Loan Document or in any certificate or financial statement furnished at any time in connection with the Obligations or this Security Agreement shall be false, misleading or erroneous in any material respect when made; or

                  (c) the Borrower shall default under, fail to perform or observe in any material respect any covenant or condition of or agreement in this Security Agreement, the Promissory Note or any other Loan Document, and such default, failure, or breach shall continue unremedied for fifteen (15) days following the date of such default, failure, or breach, or the Borrower shall default in connection with an obligation with respect to the Pledged Store secured by a Permitted Lien and such default shall continue beyond any applicable grace or cure period, provided, however, that if such default or breach is not capable of cure within the foregoing periods, and provided that Borrower has diligently commenced and continues to pursue cure thereof then Borrower shall have such additional time as is necessary in order to cure such breach, but in no event in excess of forty-five (45) days; or


LOAN AND SECURITY AGREEMENT -- PAGE 20
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

                  (d) if the Borrower is a party to a Franchise Agreement as of the execution of this Security Agreement with regard to the Pledged Store and the Borrower or other party to such Franchise Agreement shall terminate or not renew such Franchise Agreement other than in connection with a casualty or substitution of a Substitute Store pursuant to Section 3.9; or

                  (e) the Borrower shall dissolve, liquidate or suspend for more than fifteen (15) days the transaction of Business at the Pledged Store, other than in connection with remodeling, casualty at the Pledged Store, to comply with any provision of the Franchise Agreement (other than the termination thereof) or applicable law, or subject to a permitted substitution of a Substitute Store pursuant to Section 3.9; or

                  (f) a judgment shall be entered against the Borrower or any Guarantor for the payment of money in excess of $1,000,000 and the same shall not be discharged (or provision shall not be made for discharge), or a stay of execution thereof shall not be procured, within thirty (30) days after being entered, unless the amount of the judgment is fully covered by insurance and an insurer has accepted in writing, responsibility for payment; or

                  (g) the Borrower or any Guarantor shall make or consent to an assignment for the benefit of or composition with, creditors, or shall be or become insolvent or unable, or admit in writing or generally fail, to pay its debts when due, or shall be or become a party or subject to any bankruptcy, reorganization, insolvency or other similar proceeding, or a receiver or liquidator, custodian or trustee shall be appointed for the Borrower, any Guarantor or any other liable party, or a substantial portion of any of the Borrower's, any Guarantor's or their respective assets and, if any of the foregoing shall occur involuntarily as to the Borrower or any Guarantor, it shall not be dismissed with prejudice, stayed or discharged within ninety (90) days; or

                  (h) the Borrower shall take any action to effect, or which indicates its acquiescence in, any of (e) or (g) above; or

                  (i) subject to Borrower's right to provide a Substitute Store pursuant to Section 3.9, the lease with respect to the Pledged Store is terminated, and on or before the date of termination Borrower does not deposit with Secured Party, as additional Collateral hereunder, cash or a letter of credit in form reasonably acceptable to Secured Party, in the amount of the unamortized Loan Amount allocated to such Pledged Store, or other property with a value acceptable to Secured Party in its sole discretion; provided, however, that if the lease is terminated because of a casualty or other similar event, this paragraph shall not apply if Secured Party receives sufficient insurance or other proceeds to repay the unamortized balance of the Loan Amount allocable to such Pledged Store; or

                  (j) this Security Agreement or any other Loan Document shall cease to be in full force and effect other than as a result of a voluntary release, or this Security Agreement or any other Loan Document shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower or any Guarantor or any of their respective shareholders or Borrower or any Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby, except for Permitted Liens; or

                  (k) there occurs any Change in Control without Secured Party's prior written consent; or


LOAN AND SECURITY AGREEMENT -- PAGE 21
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

                  (l) there occurs any "Event of Default" under any other Loan Document; or

                  (m) there occurs a default beyond any applicable grace or cure period on the part of Borrower or Guarantor under any other note, agreement or instrument related to an Other Pledged Store, whether now existing or hereafter entered into, with the Secured Party or any Affiliate of the Secured Party; or

                  (n) the Borrower fails to pay when due (after the lapse of any applicable grace or cure periods) any principal of or interest on any Indebtedness (other than the Obligations) the principal amount of which is in excess of $1,000,000, or any event shall have occurred that permits any holder or any Person acting on behalf of such holder to accelerate the maturity of such Indebtedness or such Indebtedness shall have been required to be prepaid prior to the stated maturity thereof; or

                  (o) the Borrower shall have defaulted, after any applicable notice and cure period, under the Franchise Agreement; or

                   (p) the Borrower, or any Affiliate of Borrower shall have defaulted under any loan made by Secured Party to Borrower, or its Affiliate, dated contemporaneously with the date of this Agreement.

                                  ARTICLE VIII
             REMEDIES UPON OCCURRENCE AND CONTINUATION OF A DEFAULT

          8. REMEDIES UPON OCCURRENCE AND CONTINUATION OF EVENT OF DEFAULT.

         8.1. CUMULATIVE RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter if any Event of Default shall then be continuing, the Secured Party shall have the rights, powers and remedies (i) granted to secured parties under the UCC; (ii) granted to the Secured Party under any other applicable statute, law, rule or regulation; and (iii) granted to the Secured Party under this Security Agreement, the Promissory Note or any other Loan Document or any other agreement between the Borrower and the Secured Party. In addition, all such rights, powers and remedies shall be cumulative and not alternative. Any single or partial exercise of or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof and every right power and remedy of the Secured Party shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by the Secured Party.

         8.2. ACCELERATION OF OBLIGATIONS. Upon the occurrence of an Event of Default, and at any time thereafter if any Event of Default shall then be continuing, the Secured Party may, in its discretion, by written notice to the Borrower declare the Promissory Note (including any Prepayment Amount required to be paid upon prepayment of the Loan) and any other Obligations to be immediately due and payable whereupon (and, automatically without any notice, demand, notice of dishonor, notice of intent to accelerate, notice of acceleration or other action by the Secured Party all of which are hereby expressly waived, upon the occurrence of any Event of Default set forth in subsections (e) through (g) of Section 7) such principal, interest and other Obligations shall be immediately due and payable, without further notice, presentment, demand, protest, notice of dishonor, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower to the maximum extent permitted by law.


LOAN AND SECURITY AGREEMENT -- PAGE 22
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

         8.3. ADDITIONAL RIGHTS OF THE SECURED PARTY. Upon the occurrence of an Event of Default, and at any time thereafter if any Event of Default shall then be continuing, the Secured Party may, from time to time, in its discretion, and without the Borrower's assent, without advertisements or notices of any kind (except for the notice specified in Section 8.5 below regarding notice required in connection with a public or private sale), or demand of performance or other demand, or obligation or liability (except to account for amounts actually received) to or upon the Borrower or any other person (all such advertisements, notices and demands, obligations and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith, directly or through its agents or representatives, (i) disclose such default and other matters (including the name, address and telephone number of the Borrower) in connection therewith in the Secured Party's reasonable discretion to the Borrower's franchisor or franchisee (if applicable) and other creditors or obligors of the Borrower (and the Borrower understands that the Secured Party intends to make such disclosure, from time to time); (ii) to the extent permitted by applicable law enter any premises, with or without the assistance of other persons or legal process; (iii) require the Borrower to account for (including accounting for any products and Proceeds), segregate, assemble, make available and deliver to the Secured Party, its agents or representatives, the Collateral; (iv) take possession of, operate, render unusable, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, in the Secured Party's sole discretion appropriate, to protect, maintain, preserve and realize upon, the Collateral and any products and Proceeds, in whole or in part; and (v) exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, lease, license, pledge, transfer, negotiate (including endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) of the Collateral or any part thereof. Any such disposition may be in one or more public or private sales, at or upon an exchange, board or system or in the county, in the state set forth on SCHEDULE 1 or elsewhere, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions as it deems appropriate, with the right of the Secured Party to the extent permitted by law upon any cash sale or sales, public or private, to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption of or in the Borrower (such rights, claims and equity or redemption, if any, hereby being expressly waived). Notwithstanding that the Secured Party, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof or any delay or failure to dispose thereof unless and then only to the extent that the Secured Party proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, the Borrower shall be and remain liable for the payment in full of any balance of the Obligations and expenses at any time unpaid. Without limiting the foregoing, upon the occurrence and continuation of an Event of Default, in addition to its other rights and remedies, the Secured Party may (but is not required to), in its sole discretion and to the extent it deems necessary, advisable or appropriate, take or cause to be taken such actions or things to be done (including the payment or advancement of funds, or requiring advancement of funds to be held by the Secured Party to fund such obligations, including taxes or insurance) as may be required hereby (or necessary or desirable in connection herewith) to correct such failure (including causing the Collateral to be maintained or insurance protection required hereby to be procured and maintained) and any and all costs and expenses incurred (including attorney's fees and disbursements) in connection therewith shall be included in the Borrower's Obligations and shall be immediately due and payable and bear interest at the Default Rate.

         8.4. APPLICATION OF PROCEEDS. The Secured Party may apply the net proceeds, if any, of any collection, receipt, recovery, appropriation, foreclosure or realization, or from any use, operation, sale, assignment, lease, pledge, transfer, delivery or disposition of all or any of the Collateral, after deducting all reasonable costs and expenses (including reasonable attorneys' fees, court cost and legal expenses) incurred in connection therewith or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of said Collateral


LOAN AND SECURITY AGREEMENT -- PAGE 23
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
or in any way relating to the rights of the Secured Party under this Security Agreement, (i) first, to the satisfaction of the Obligations, in whole or in part, in such order as the Secured Party may, in its discretion, elect; (ii) second, to the payment, satisfaction or discharge of any other Indebtedness or obligation as required by any law, rule or regulation; and (iii) lastly, the surplus, if any, to the Borrower.

         8.5. REQUIRED NOTICE OF SALE. In exercising its rights, powers and remedies as secured party, the Secured Party agrees to give the Borrower ten
(10) days notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Borrower agrees that such period and notice is commercially reasonable under the circumstances.

                                   ARTICLE IX
                         POST-DEFAULT POWER OF ATTORNEY

         9. POST-DEFAULT POWER OF ATTORNEY. The Borrower hereby irrevocably constitutes and appoints, effective on and after the occurrence of an Event of Default and at anytime thereafter if any Event of Default shall then be continuing, the Secured Party acting through any officer or agent thereof with full power of substitution, as the Borrower's true and lawful attorney-in-fact with full irrevocable power and authority in the Borrower's place and stead and in the Borrower's name or in its own name, from time to time in the Secured Party's discretion, to receive, open and dispose of mail addressed to the Borrower, to take any and all action, to do all things, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including financing statements, and writings to correct any error or ambiguity in any Loan Document), applications and registrations, checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the sole discretion of the Secured Party to accomplish the terms, purposes and intent of this Security Agreement and the other Loan Documents with respect to the Collateral, including the right to appear in and defend any action or proceeding brought with respect to the Collateral or Property, and to bring any action or proceeding, in the name and on behalf of the Borrower, which the Secured Party, in its discretion, deems necessary or desirable to protect its interest in the Collateral or Property. Said attorney or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, unless and then only to the extent that the same constitutes its negligence or willful misconduct. This power is coupled with an interest and is irrevocable. THIS POWER DOES NOT AND SHALL NOT BE CONSTRUED TO AUTHORIZE ANY CONFESSION OF JUDGMENT.

                                    ARTICLE X
                                 INDEMNIFICATION

         10. INDEMNIFICATION. THE BORROWER AGREES TO INDEMNIFY THE SECURED PARTY AND EACH OF ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND HOLD EACH OF THEM HARMLESS AGAINST THIRD PARTY CLAIMS RESULTING IN ANY AND ALL LIABILITIES (WHETHER IN CONTRACT OR TORT), OBLIGATIONS, LOSSES, CLAIMS, DAMAGES (WHETHER SUCH THIRD PARTY CLAIMS ARE DIRECT, INDIRECT, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, SPECIAL OR OTHERWISE), PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNIFIED PARTY DIRECTLY OR INDIRECTLY RELATING TO, ARISING OUT OF OR IN CONNECTION WITH THE BORROWER, THE


LOAN AND SECURITY AGREEMENT -- PAGE 24
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

COLLATERAL, THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN THOSE CAUSED BY SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT OR THE LOAN DOCUMENTS. WITHOUT LIMITATION OF THE FOREGOING, THE BORROWER WILL REIMBURSE THE SECURED PARTY FOR ALL NECESSARY OR REASONABLE EXPENSES (INCLUDING EXPENSES FOR LEGAL SERVICES OF EVERY KIND) OF, OR INCIDENTAL TO, THE NEGOTIATION OF, ENTERING INTO AND ENFORCEMENT OF ANY OF THE PROVISIONS HEREOF AND OF ANY OF THE OBLIGATIONS, AND ANY ACTUAL OR ATTEMPTED SALE, LEASE OR OTHER DISPOSITION OF, AND ANY EXCHANGE, ENFORCEMENT, COLLECTION, COMPROMISE OR SETTLEMENT OF ANY OF THE COLLATERAL AND RECEIPT OF THE PROCEEDS THEREOF, AND FOR THE CARE OF THE COLLATERAL AND DEFENDING OR ASSERTING THE RIGHTS AND CLAIMS OF THE SECURED PARTY IN RESPECT THEREOF, BY LITIGATION OR OTHERWISE, INCLUDING EXPENSE OF INSURANCE, AND ALL SUCH EXPENSES SHALL BE THE BORROWER'S OBLIGATIONS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER OBLIGATION OF THE BORROWER HEREUNDER, THE OBLIGATIONS OF BORROWER UNDER THIS SECTION 10 SHALL SURVIVE FORECLOSURE OR OTHER DISPOSITION OF THE COLLATERAL AND REPAYMENT IN FULL OF THE OBLIGATIONS.

                                   ARTICLE XI
                              OBLIGATIONS ABSOLUTE

         11. OBLIGATIONS ABSOLUTE. The Borrower's Obligations will be absolute, unconditional and irrevocable and will be paid or satisfied strictly in accordance with their respective terms under all circumstances whatsoever, including: (i) the invalidity or unenforceability of all or any of, or any part of this Security Agreement, the Promissory Note or any other Loan Document, or any consent, waiver, amendment or modification thereof; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Secured Party, or any other Person, whether in connection with this Security Agreement, any other Loan Documents, the transactions contemplated hereby, thereby or otherwise all of which the Borrower hereby waives to the maximum extent permitted by law; or (iii) the loss, theft, damage, destruction or unavailability of the Collateral to the Borrower for any reason whatsoever, it being understood and agreed that the Borrower retains all liability and responsibility with respect to the Collateral.

                                   ARTICLE XII
                   ASSIGNMENT AND DISSEMINATION OF INFORMATION

         12.      ASSIGNMENT AND DISSEMINATION OF INFORMATION.

         12.1 ASSIGNMENT. This Security Agreement is freely assignable, in whole or in part, by the Secured Party and, to the extent of any such assignment, the Secured Party shall be fully discharged from all responsibility. The Borrower understands and agrees that the Secured Party intends to and may, from time to time, sell, pledge, grant a security interest in and collaterally assign, transfer and deliver or otherwise encumber or dispose of the Promissory Note, this Security Agreement and the other Loan Documents and its rights and powers hereunder and thereunder, in whole or in part, in connection with the Securitization or any other assignment or other disposition of the Promissory Note. For so long as Secured Party is the holder or servicing agent of the Promissory Note, Secured Party shall designate one representative or contact person to service the Loan underlying the Promissory Note. The Borrower may not, in whole or in part, directly or indirectly, assign this Security Agreement or any Loan Document or its rights hereunder or thereunder or delegate its duties hereunder without, in each instance, the specific prior written consent


LOAN AND SECURITY AGREEMENT -- PAGE 25
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
of the Secured Party, which consent may be withheld or delayed in the Secured Party's sole discretion, and payment of the amounts required under and compliance with Section 11(b) of the Promissory Note. Notwithstanding the foregoing to the contrary, Borrower may assign the rights and obligations under this Security Agreement but not its obligation under the Promissory Note to a subsidiary corporation which, at the time of assignment and at all times thereafter, Borrower owns one hundred percent (100%) of the outstanding stock, with Secured Party's prior written consent, which will not be unreasonably withheld or delayed, but may be conditioned on: (i) all leases, Franchise Agreements and other rights and obligations of Borrower with respect to the Pledged Store being assigned to such subsidiary concurrently with the assignment of the Security Agreement; (ii) Borrower providing certification to Secured Party that all necessary consents to such assignment have been obtained; (iii) Borrower providing Secured Party with such assurances that Secured Party may reasonably request that Secured Party will have a perfected first lien security interest in all items of Collateral which have been transferred; and (iv) Borrower and Secured Party have agreed to all amendments to this Security Agreement deemed reasonably necessary by Secured Party to effectuate the assignment, including any amendments to Borrower's representations, warranties and covenants. Borrower will pay all Secured Party's reasonable expenses incurred in connection with this Section.

         12.2 DISSEMINATION OF INFORMATION. If Secured Party determines at any time to sell transfer or assign the Promissory Note, Security Agreement, or other Loan Documents, and any or all servicing rights with respect thereto, or to otherwise issue a Securitization involving the Loan Documents, Secured Party may forward to each purchaser, transferee, assignee, investor or their prospective successors in such Securitization or any rating agency rating such Securitization and each prospective investor, all documents and information which Secured Party now has or may hereafter acquire relating to the Loan Documents, the Borrower, any Guarantor and the Property, which shall have been furnished by Borrower or any Guarantor, as Secured Party determines necessary or desirable. The Borrower hereby consents to the Secured Party's disclosure of such financial and other information about Borrower, any Guarantor, the Loan, the Collateral and the Business in connection with such transfer or assignment as Secured Party determines necessary or desirable.


                                  ARTICLE XIII
                                FURTHER ASSURANCE

         13. FURTHER ASSURANCE. The Borrower agrees, that with respect to the Collateral and the Pledged Store, at any time and from time to time, at the Borrower's sole cost and expense, to promptly obtain, procure, execute and deliver, file and affix such further agreements, bills of sale and assignments, instruments, documents, warehouse receipts, bills of lading, vouchers, invoices, notices, statements, writings, (including financing statements, and writings to correct any error or ambiguity in any Loan Document), powers (including stock and bond powers, and powers of attorney), tax stamps and information, and to do or cause to be done all such further acts and things (including the execution, delivery and filing of financing statements on Form UCC-1, payment of filing fees and transfer, gains and recording taxes) as the Secured Party may reasonably request, from time to time, in its discretion, including but not limited to all such actions required to provide Secured Party with a perfected security interest in the Collateral (including all General Intangibles). Additionally, the Borrower agrees to fully cooperate with the Secured Party in connection with any Securitization or other disposition, including, but not limited to, providing the Secured Party with any information deemed necessary to complete the Securitization or other disposition. Furthermore, Borrower agrees to use its reasonable best efforts (provided, however, the Borrower shall not be obligated to make any payments with respect hereto), to provide Secured Party with fully-executed landlord estoppels and landlord consents to leasehold mortgages, in form and substance acceptable to Secured Party for the Pledged Store, if the Pledged Store is leased.


LOAN AND SECURITY AGREEMENT -- PAGE 26
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

Without limiting the foregoing, the Borrower authorizes the Secured Party to the extent permitted under the UCC to execute and file, or file without the Borrower's signature, any and all financing statements, amendments thereto and continuations thereof as the Secured Party deems necessary or appropriate and the Borrower shall pay and indemnify the Secured Party for and hold the Secured Party harmless from any and all costs and expenses in connection therewith. The Borrower agrees that it will promptly notify the Secured Party of and agree to correct any defect, error or omission in the contents of any of the Loan Documents or in the execution, delivery or acknowledgment thereof.

                                   ARTICLE XIV
                     TERM, PARTIAL RELEASE AND REINSTATEMENT

         14.      TERM, PARTIAL RELEASE AND REINSTATEMENT.

         14.1. TERM. This Security Agreement shall be immediately in full force and effect upon the Borrower's and Secured Party's execution below. Upon indefeasible payment in full of the Obligations in accordance with the terms thereof this Security Agreement and the security interest granted hereunder shall terminate and the Secured Party, at the Borrower's expense, will execute and deliver to the Borrower the proper instruments (including UCC termination statements) acknowledging the termination of such security interest, and will duly assign, transfer and deliver (without recourse, representation or warranty) such Collateral as may be in the Secured Party's possession, and not to be retained, sold, or otherwise applied or released pursuant to this Security Agreement, to the Borrower, except that the Borrower's obligations under Sections 10, 11, 13 and 15 shall survive indefinitely.

         14.2. PARTIAL RELEASE. Upon the indefeasible payment in full of the Loan (including, without limitation, any Prepayment Amount or other amounts payable by the Borrower with respect to such Loan) in accordance with the provisions of the Promissory Note evidencing such Loan, the security interest hereunder with respect to the Collateral shall terminate, and the Secured Party, at the expense of the Borrower, will execute and deliver to the Borrower the proper instruments (including UCC partial release statements) acknowledging the termination of such security interest, and will duly assign, transfer and deliver (without recourse, representation or warranty) such of the Collateral as may be in the possession of the Secured Party and has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement, to the Borrower, and shall take such other action as the Borrower may reasonably request to effectuate the foregoing. Notwithstanding the foregoing to the contrary, Secured Party shall not be required to release its Lien as to any Collateral, unless either: (a) (i) the Consolidated FCCR of the Consolidated Pledged Stores which will not be released, exceeds 1.25 to 1.00 for the twelve
(12) month period immediately preceding the date of payment of such Loan; and
(ii) the aggregate indebtedness of Borrower to Secured Party (or its Affiliates or assigns), with respect to the Consolidated Pledged Stores which will not be released is less than seventy percent (70.0%) of the value of such Consolidated Pledged Stores, based upon a current appraisal performed by such appraisal firm regularly employed by Secured Party; and (b) the release of the Collateral and Pledged Store would not result in a decrease in the Consolidated FCCR calculated in clause (a)(i) above, or in the loan-to-value ratio calculated in (a)(ii) above (calculated by first including the Unit FCCR and loan-to-value ratio of the Pledged Store, and then excluding such amounts).

         14.3. REINSTATEMENT. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Obligations is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor or upon the appointment of any intervenor or conservator of or trustee


LOAN AND SECURITY AGREEMENT -- PAGE 27
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
or similar official for, the Borrower, Guarantor or any substantial part of the Borrower's or any Guarantor's assets, or otherwise, all as though such payments had not been made.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.      Miscellaneous.

         15.1. FINAL AGREEMENT, AMENDMENTS, CONSENTS, AUTHORIZATIONS. THIS SECURITY AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE BORROWER AND THE SECURED PARTY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE BORROWER AND THE SECURED PARTY. THE BORROWER UNDERSTANDS AND AGREES THAT ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE. THE BORROWER ACKNOWLEDGES AND AGREES THERE ARE NO ORAL AGREEMENTS BETWEEN THE BORROWER AND THE SECURED PARTY. This Security Agreement and the Loan Documents represent the entire understanding of the Secured Party and the Borrower with respect to the transactions contemplated hereby and thereby. None of the terms or provisions of this Security Agreement or any other Loan Document may be waived, altered, modified, or amended except in each instance by a specific written instrument duly executed by the Secured Party. Without limiting the foregoing, no action or omission to act shall be deemed to be a consent, authorization, representation or agreement of the Secured Party, under the UCC or otherwise, unless, in each instance, the same is in a specific writing signed by the Secured Party. The inclusion of Proceeds in the Collateral does not and shall not be deemed to authorize the Borrower to sell, exchange or dispose of the Collateral or the Franchise Agreement or otherwise use the Collateral in any manner not otherwise specifically authorized herein.

         15.2. NOTICES. All notices and other communications given pursuant to or in connection with this Security Agreement shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other party):

         If to the Secured Party:       12240 Inwood Road, Suite 200
                                        Dallas, Texas 75244
                                        Attn: Servicing Department

         If to the Borrower, to the Borrower's chief executive office (or residence), as represented by the Borrower herein.

         Notice delivered in accordance with the foregoing shall be effective
(i) when delivered, if delivered personally or by receipted-for telex, telecopier, or facsimile transmission, (ii) two (2) business days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery, or (iii) five (5) business days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.



LOAN AND SECURITY AGREEMENT -- PAGE 28
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

         15.3. REASONABLENESS. If at any time the Borrower believes that the Secured Party has not acted reasonably in granting or withholding any approval or consent under the Promissory Note, this Security Agreement, or any other Loan Document or otherwise with respect to the Obligations, as to which approval or consent either the Secured Party has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require the Secured Party to act reasonably, then the Borrower's sole remedy shall be to seek injunctive relief, specific performance or actual damages, the Borrower hereby waiving any right to punitive or consequential damages.

         15.4. RECOVERY OF SUMS REQUIRED TO BE PAID. The Secured Party shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations shall be due, and without prejudice to the right of the Secured Party thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Borrower existing at the time such earlier action was commenced.

         15.5. WAIVERS. THE BORROWER HEREBY MAKES AND ACKNOWLEDGES THAT IT MAKES ALL OF THE WAIVERS SET FORTH IN THIS SECURITY AGREEMENT, THE PROMISSORY NOTE AND THE OTHER LOAN DOCUMENTS KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEY; THE BORROWER FURTHER ACKNOWLEDGES THAT SUCH WAIVERS ARE A MATERIAL INDUCEMENT TO THE SECURED PARTY TO MAKE THE LOAN TO THE BORROWER AND THAT THE SECURED PARTY WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH WAIVERS.

         15.6. WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND THE SECURED PARTY BY ITS ACCEPTANCE OF THE PROMISSORY NOTE AND THIS SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE PROMISSORY NOTE, THIS SECURITY AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE OBLIGATIONS.

         15.7. RELATIONSHIP. The relationship of the Secured Party to the Borrower hereunder is strictly and solely that of secured lender on the one hand and borrower on the other and nothing contained in the Promissory Note, this Security Agreement or any other Loan Document or otherwise in connection with the Obligations is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Secured Party and the Borrower other than as secured lender on the one hand and borrower on the other.

         15.8.    [Intentionally deleted].

         15.9. GOVERNING LAW; BINDING EFFECT. BORROWER AND SECURED PARTY AGREE THAT THE VALIDITY, ENFORCEABILITY, CONSTRUCTION AND INTERPRETATION OF THIS SECURITY AGREEMENT, AND OF ALL TRANSACTIONS AND DOCUMENTS UNDER OR RELATING TO IT, WILL BE CONSTRUED, APPLIED, ENFORCED AND GOVERNED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW), PROVIDED HOWEVER, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY AND


LOAN AND SECURITY AGREEMENT -- PAGE 29
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

ENFORCEMENT OF ANY LIENS CREATED BY THIS SECURITY AGREEMENT, THE LAWS OF THE STATE WHERE THE APPLICABLE PROPERTY IS LOCATED SHALL APPLY. This Security Agreement shall be binding upon the Borrower, and the heirs, devises, administrators, executives, personal representatives, successors, receivers, trustees, and (without limiting Section 12 hereof) assignees, including all successors in interest of the Borrower in and to all or any part of the Collateral, and shall inure to the benefit of the Secured Party, and the successors and assignees of the Secured Party.

         15.10. SEVERABILITY. Whenever possible this Security Agreement, the Promissory Note and each Loan Document and each provision hereof and thereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof or thereof and any determination that the application of any provision hereof or thereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance.

         15.11. HEADINGS DESCRIPTIVE. The headings, titles and captions used herein are for convenience only and shall not affect the construction of this Security Agreement or any term or provision hereof.

         15.12. COUNTERPARTS. This Security Agreement may be executed in a number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same agreement.

         15.13. ACKNOWLEDGMENT. Borrower acknowledges that Secured Party's underwriting guidelines and standards are applied on a case-by-case basis and that waivers may be granted in any particular case (including in the case of a borrower to be included in a pool with Borrower). Borrower further acknowledges that Secured Party's underwriting guidelines or standards may be modified at any time by Secured Party without notice to Borrower.

         15.14. COSTS AND EXPENSES. Borrower shall pay to Secured Party on demand all reasonable costs, expenses, filing fees and taxes (other than income and franchise taxes of Secured Party) paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Secured Party's rights in the Collateral, this Security Agreement, the other Loan Documents and all other documents related hereto or thereto, including any amendments, supplements, restatements or consents which may be hereafter contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all reasonable costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangible taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, Business Valuation fees and search fees; (c) to the extent applicable, reasonable costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining any account with any bank required to be listed on SCHEDULE 4 together with Secured Party's customary charges and fees with respect thereto; (d) reasonable costs and expenses of preserving and protecting the Collateral; (e) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Secured Party, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Security Agreement and the other Loan Documents or defending any claims made or threatened against Secured Party arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (f) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Secured Party


LOAN AND SECURITY AGREEMENT -- PAGE
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS
during the course of periodic field examinations of the Collateral and Borrower's operations; (g) survey costs for the Property; and (h) the actual and reasonable fees and disbursements of counsel (including legal assistants) to Secured Party in connection with any of the foregoing.

         15.15. ACH AUTHORIZATION FOR REQUIRED PAYMENTS. Borrower agrees to make each required payment due under the Promissory Note only by ACH Transfer and in connection therewith, Borrower agrees to execute the ACH Authorization Form attached hereto as EXHIBIT G.

         15.16. PUBLIC ANNOUNCEMENT. Upon the closing of the Loan, Secured Party is authorized in its discretion to issue news releases and at its own expense to publish "tombstone ads" and other announcements in newspapers, trade journals and other appropriate media, containing information about the Loan as may be deemed noteworthy by Secured Party, including without limitation the legal and trade name of Borrower, the amount of the Loan and the name, nature and location of the Collateral.

         15.17. SURVIVAL. All representations, warranties and agreements contained in this Security Agreement or any other Loan Document or in any certificate, document or statement furnished in connection with this Security Agreement shall survive the execution and delivery of this Security Agreement and the other Loan Documents and no investigation by the Secured Party or any closing shall affect such representations, warranties or agreements or the Secured Party's right to rely on them.

         NOTICE OF INDEMNIFICATION: It is expressly agreed and understood that this Security Agreement includes indemnification provisions including, without limitation, those contained in Article X.

         IN WITNESS WHEREOF, the Borrower has executed and entered into this Security Agreement and delivered it to the Secured Party on and as of the date set forth below. This document is executed under seal and intended to take effect as a sealed instrument.

                            [Signature Page Follows]


LOAN AND SECURITY AGREEMENT -- PAGE 31
SYBRA, INC./LOAN NO. 163
ARBY'S/DALLAS, TEXAS

                                        BORROWER:

                                        SYBRA, INC.


                                        By:
                                           -------------------------------------

                                        Name/Title:
                                                   -----------------------------

                                        SECURED PARTY:

                                        U.S. RESTAURANT LENDING GROUP I, L.P.
                                        BY: U.S. RESTAURANT LENDING GP, INC.,
                                            ITS GENERAL PARTNER


                                        By:
                                           -------------------------------------

                                        Name/Title:
                                                   -----------------------------